Exhibit 5.1

SPECTRA ENERGY CORP

5400 Westheimer Court

Houston, Texas 77056

February 28, 2013

Spectra Energy Corp

Spectra Energy Capital, LLC

c/o Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

Re:	Spectra Energy Corp

Spectra Energy Capital, LLC

Spectra Energy Capital, LLC 3.30% Senior Notes due 2023

Ladies and Gentlemen:

I am General Counsel of Spectra Energy Corp, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and as counsel to the Company’s subsidiary Spectra Energy Capital, LLC, a Delaware limited liability company (“Spectra Energy Capital”), in connection with the public offering of $650,000,000 aggregate principal amount of Spectra Energy Capital’s 3.30% Senior Notes due 2023 (the “Notes”), to be fully and unconditionally guaranteed by the Company on a senior unsecured basis (the “Guarantee”). The Notes are to be issued pursuant to a Senior Indenture, dated as of April 1, 1998, by and between Spectra Energy Capital (as successor in interest to Duke Capital LLC, as successor in interest to Duke Capital Corporation) and The Bank of New York Mellon Trust Company N.A.(as successor in interest to The Chase Manhattan Bank), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures thereto, including the Sixteenth Supplemental Indenture, dated as of February 28, 2013, between Spectra Energy Capital, the Company and the Trustee, relating to the Notes and the Guarantee (the “Supplemental Indenture”) (the Senior Indenture, as amended and supplemented, being referred to as the “Indenture”). On February 25, 2013, Spectra Energy Capital and the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., RBS Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by Spectra Energy Capital to the Underwriters of the Notes.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I am a member of the bar in the State of Georgia and my opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified by my satisfaction, of:

(a) the registration statement on Form S-3 (File No. 333-166446) of the Company and Spectra Energy Capital filed on April 30, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as declared effective by the Commission on April 9, 2007 being hereinafter referred to as the “Registration Statement”);

Spectra Energy Corp

Spectra Energy Capital, LLC

February 28, 2013

(b) the prospectus, dated April 30, 2010 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c) the preliminary prospectus supplement, dated February 25, 2013, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated February 25, 2013 relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”);

(e) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”);

(f) the Amended and Restated By-Laws of the Company, as currently in effect (the “Bylaws”);

(g) the Amended and Restated Certificate of Formation of Spectra Energy Capital, as amended to the date hereof (the “Certificate of Formation”);

(h) the Amended and Restated Spectra Energy Capital, LLC Operating Agreement, as currently in effect (the “Operating Agreement”);

(i) the Indenture;

(j) the Supplemental Indenture;

(k) an executed copy of the Underwriting Agreement;

(l) a specimen of the Notes;

(m) the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule II to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(b) of the Underwriting Agreement;

(n) the Statements of Eligibility and Qualifications on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, filed as an exhibit to the Registration Statement;

(o) certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the preparation of the Registration Statement and the issuance of the Notes;

(p) certain resolutions adopted by the Board of Managers of Spectra Energy Capital (the “Board of Managers”) relating to the preparation of the Registration Statement and the issuance of the Notes; and

(q) certain resolutions adopted by the Board of Managers relating to the terms of the Notes and related matters.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and Spectra Energy Capital and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Spectra Energy Capital and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and Spectra Energy Capital, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company and Spectra Energy Capital, the validity and binding effect on such parties. As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Spectra Energy Corp

Spectra Energy Capital, LLC

February 28, 2013

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. With respect to the Notes to be issued by Spectra Energy Capital, the Notes have been duly authorized and executed by Spectra Energy Capital, and that when duly authenticated by the Trustee and issued and delivered by Spectra Energy Capital against payment therefore in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of Spectra Energy Capital, enforceable against Spectra Energy Capital in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any Notes denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to the Guarantee offered by the Company of the Notes issued by Spectra Energy Capital, the Guarantee is a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

[SIGNATURE PAGE FOLLOWS]

Spectra Energy Corp

Spectra Energy Capital, LLC

February 28, 2013

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Reginald Hedgebeth
Reginald Hedgebeth

Signature Page to Validity Opinion